UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2022

Rosecliff Acquisition Corp I
(Exact name of registrant as specified in its charter)

Delaware	001-40058	85-3987148
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

767 5th Avenue, 34th New York, New York	10153
(Address of principal executive offices)	(Zip Code)

(212) 492-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	RCLFU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	RCLF	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RCLFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed, on November 9, 2021, Rosecliff Acquisition Corp I, a Delaware corporation (“Rosecliff”), entered into a business combination agreement (the “Business Combination Agreement”) with GT Gettaxi Limited, a Cyprus corporation (“Gett”), GT Gettaxi Listco, a Cayman Islands corporation, GT Gettaxi SPV, a Cayman Islands exempted company, GT Gettaxi Merger Sub 1, a Cayman Islands exempted company, Gett Merger Sub, Inc., a Delaware corporation, and Dooboo Holding Limited, a Cyprus corporation.

On March 11, 2022, Rosecliff and Gett entered into a Mutual Termination of Business Combination Agreement (the “Termination Agreement”), pursuant to which the parties agreed to mutually terminate the Business Combination Agreement, effective as of March 11, 2022. Following its termination, the Business Combination Agreement is void and there is no liability thereunder on the part of any party thereto except as set forth in the Termination Agreement.

In conjunction with the termination of the Business Combination Agreement, each of the Ancillary Documents (as defined in the Business Combination Agreement), as applicable, has also been terminated in accordance with their respective terms.

The Termination Agreement contains mutual releases by all parties thereto, for all claims known and unknown, relating and arising out of, or relating to, among other things, the Business Combination Agreement, or the transactions contemplated by the Business Combination Agreement, subject to certain exceptions with respect to claims for indemnification or contribution by Rosecliff and Gett.

Rosecliff intends to pursue a business combination with another target.

The foregoing descriptions of the Business Combination Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Business Combination Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission by the Company on November 9, 2021, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Press Release

On March 11, 2022, Rosecliff and Gett issued a joint press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Termination Agreement, dated as of March 11, 2022, by and between Rosecliff Acquisition Corp I and GT Gettaxi Limited.
99.1	Press Release, dated March 11, 2022.
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSECLIFF ACQUISITION corp I

By:	/s/ Michael P. Murphy
	Name:	Michael P. Murphy
	Title:	Chief Executive Officer

Date: March 11, 2022

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